Exhibit 3.35(a)

Filed in the Department of
State on DEC 29 1992
[ILLEGIBLE]

Secretary of the Commonwealth
2203164
ARTICLES OF INCORPORATION
OF
QTV HOLDINGS, INC.
          The undersigned being a natural person of the age of 18 years or older, does hereby act as incorporator for the purpose of incorporating a business corporation under the Business Corporation Law of 1988.
          FIRST: The name of the corporation (hereinafter called the “corporation”) is QTV HOLDINGS, INC.
          SECOND: The address of initial registered office of the corporation in the Commonwealth of Pennsylvania is c/o Monetary Management Corporation, 408 Avenue of the States, Chester, Pennsylvania 19013. The registered office of the corporation in the Commonwealth of Pennsylvania shall be deemed for venue and official publication purposes to be located in Delaware County.
          THIRD: The corporation is incorporated under the Business Corporation Law of 1988.
          FOURTH: The aggregate number of shares that the corporation shall have authority to issue is one hundred, all of which are of a par value of one dollar each, and all of which are Common shares.
FOR OFFICE USE ONLY
Certification [ILLEGIBLE] Page 1 of 8

          FIFTH: The name and the address, including street and number, of the incorporator are:

NAME	ADDRESS
Athena Amaxas	15 Columbus Circle
New York, New York 10023-7773
          SIXTH: The corporation has as its purpose the engaging in all lawful business for which corporations may be incorporated under the Business Corporation Law of 1988.
          SEVENTH: 1. The personal liability of the directors of the corporation is limited to the fullest extent permitted by the provisions of the Business Corporation Law of 1988, as the same may be amended and supplemented.
                    2. The corporation shall, to the fullest extent permitted by the provisions of the Business Corporation Law of 1988, as the same may be amended and supplemented. indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred. to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.
                    3. No shareholder shall have the right to cumulate his votes in any election of directors.
                    4. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting pursuant to the provisions of Section 1766 of the Business Corporation Law of l988, as the same may be amended and supplemented, upon the written consent of shareholders who would have been entitled to cast. the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting.
Signed on December 28, 1992

/s/ Athena Amaxas
Athena Amaxas, Incorporator

Certification [ILLEGIBLE] Page 2 of 8

2004023-1781
PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU
Articles of Amendment Domestic Corporation
(15 Pa.C.S)

Entry [ILLEGIBLE]
[ILLEGIBLE]	☑ Business Corporation (§ 1915)
☐ Nonprofit Corporation(§ 5915)

Name [ILLEGIBLE]			Document will be returned to the name and address you enter to
Address [ILLEGIBLE]			the left. ï
City [ILLEGIBLE]	State PA	Zip Code [ILLEGIBLE]

Fee: $70	Filed in the Department of State on MAR 16 2004

/s/ Pedro A. Cortes
Secretary of the Commonwealth
          In compliance with the requirements of the applicable provisions (relating to articles of amendment) the undersigned desiring to annual its articles hereby state that:
1.	The name of the Corporation is: QTV Holdings, Inc.

2.	The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)Number and Street	City	State	Zip	County
1635 Market St., 11th Fl.	Philadelphia	PA	19103	Philadelphia

(b) Name of Commercial Registered Officer Provider	County
[ILLEGIBLE]	Philadelphia
3.	The statute by or under which it was incorporated: Business Corporation Law of 1988
4.	The date of its incorporation: [ILLEGIBLE]

5.	Check and if appropriate complete one of the following.
☑	The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☐ The amendment shall be effective on.		at

	Date		Hour
Certification [ILLEGIBLE] Page 3 of 8

2004023-1782
DSCB: [ILLEGIBLE]
6.	Check one of the following
☐	The amendment was adopted by the shareholders or members pursuant to 15 Pa C.S.§ 1914(a) and (b) or §[ILLEGIBLE]

☑	The amendment was adopted by the board of directors pursuant to 15 pa. C.S.§1914(c) or § 5914(b).

7.	Check and if appropriate complete one of the following.
☑	The amendment adopted by the corporation set forth in full, is as follows [ILLEGIBLE]
☑	The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof
8.	Check if the amendment restates the Articles:
☐	The restated Articles of Incorporation supersede the original article and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duty authorized officer thereof this

1 day of March [ILLEGIBLE]

QTV Holdings, Inc. Name of Corporation

[ILLEGIBLE] Signature

President Title
Certification [ILLEGIBLE] Page 4 of 8

2004023-1783
EXHIBIT A
Certification [ILLEGIBLE] Page 5 of 8

2004023-1784
CERTIFICATE OF AMENDMENT
OF THE
ARTICLES OF INCORPORATION
OF
QTV HOLDINGS, INC.
     Pursuant to the provisions of the Business Act of 1988 of the State of Pennsylvania. we the undersigned being respectively the President and Secretary of QTV Holdings, Inc., a Pennsylvania Corporation certify that:
     FIRST: The Certificate of Incorporation is hereby amended by striking out Article One which describes the name of the corporation, and by replacing it with the following new Article:
FIRST: The name of the corporation (hereinafter “Corporation”) is PD Recovery, Inc.
     SECOND: The Certificate of Incorporation is hereby amended by striking out Article Two which describes the registered office of the Corporation in the Commonwealth of Pennsylvania, and by replacing it with the following new Article:
SECOND: The address of initial registered office of the Corporation in the Commonwealth of Pennsylvania is CT Corporation, 1635 Market Street, 11th Floor, Philadelphia, PA 19103. The registered office of the Corporation in the Commonwealth of Pennsylvania shall be deemed for venue and official publication purposes to be located in Philadelphia County.
     IN WITNESS WHEREOF, the undersigned have subscribed this documentation as of the 1st day of March, 2004, and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

/s/ Donald F. Gayhardt
Donald F. Gayhardt
President:

Attest:
/s/ Peter Sokolowski
Peter Sokolowski
Secretary

Certification [ILLEGIBLE] Page 6 of 8

Entity #: 2203164 Date Filed: 02/13/2009 Pedro A. Cortes Secretary of the Commonwealth
PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU
     Statement of Change of Registered Office (15 Pa.C.S.)
☑ Domestic Business Corporation (§ 1507)

☐ Foreign Business Corporation (§ 4144)

☐ Domestic Nonprofit Corporation (§ 5507)

☐ Foreign Nonprofit Corporation (§ 6144)

☐ Domestic Limited Partnership (§ 8506)

Name Norine Nagel	Document will be returned to the name and address you enter to the left. ï

Address 200 West Adams Street, Suite 2007

City State Zip Code Chicago, Illinois 60605	Commonwealth of Pennsylvania DOMESTIC. CHANGE OF REGISTERED OFFICE 2 Page(s)
Fee: $70
     In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations), the undersigned corporation or limited partnership, desiring to effect a change of registered office, hereby states that:
1. The name is:
PD Recovery, Inc.
2. The (a) address of its initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and street	City	State	Zip	County

(b) Name of Commercial Registered Office Provider				County
c/o: CT Corporation System Philadelphia
3. Complete part (a) or (b):
(a) The address to which the registered office of the corporation or limited partnership in this Commonwealth is to be changed is:

Number and street	City	State	Zip	County
(b) The registered office of the corporation or limited partnership shall be provided by:

c/o: National Registered Agents, Inc.	Dauphin

Name of Commercial Registered Office Provider	County
[ILLEGIBLE]

DSCB: 15–1507/4144507/6144/8506–2
4. Strike out if a limited partnership:
Such change was authorized by the Board of Directors of the corporation.

IN TESTIMONY WHEREOF, the undersigned has caused this Application for Registration to be signed by a duly authorized officer thereof this

21st day of January, 2009

PD Recovery, Inc.
Name of Corporation/Limited Partnership

/s/ Roy Hibberd
Signature

Roy Hibberd-Secretary
Title

[ILLEGIBLE]